Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

HealthLynked Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	30,895,255	$0.1193	$3,685,804	0.0000927	$342
Fees Previously Paid

	Total Offering Amounts					$3,685,804		$342
	Total Fees Previously Paid							—
	Total Fee Offsets							---

	Net Fee Due							$342

(1)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the OTC Market Group’s OTCQB marketplace on July 6, 2022.